Exhibit 5.01

300 North LaSalle
Chicago, Illinois 60654

(312) 862-2000 www.kirkland.com	Facsimile: (312) 862-2200

September 6, 2011

NRG Energy, Inc.
     and the Guarantors set forth on Exhibits A, B, C, D, E and F

211 Carnegie Center
Princeton, New Jersey 08540

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special legal counsel to NRG Energy, Inc., a Delaware corporation (the “Issuer”), the Delaware entities set forth on Exhibit A hereto (the “Delaware Guarantors”), the California entity set forth on Exhibit B hereto (the “California Guarantor”), the Texas entities set forth on Exhibit C hereto (the “Texas Guarantors”), the Minnesota entity set forth on Exhibit D hereto (the “Minnesota Guarantor”), the Oregon entity set forth on Exhibit E hereto (the “Oregon Guarantor”) and the Vermont entity set forth on Exhibit F hereto (the “Vermont Guarantor,” and together with the Delaware Guarantors, the California Guarantor, the Texas Guarantors, the Minnesota Guarantor and the Oregon Guarantor, the “Guarantors”). The Guarantors and the Issuer are collectively referred to herein as the “Registrants.”  This opinion letter is being delivered in connection with the proposed registration of $1,200,000,000 in aggregate principal amount of the Issuer’s 7.625% Senior Notes due 2018, Series B (the “Exchange Notes”) pursuant to a Registration Statement on Form S-4 (as supplemented or amended, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on July 11, 2011, under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement is being filed in accordance with a Registration Rights Agreement entered into by the Issuer, the Guarantors and certain initial purchasers on January 26, 2011, and the Exchange Notes are being offered in exchange for $1,200,000,000 7.625% Senior Notes due 2018 issued by the Issuer on January 26, 2011 (the “Old Notes”) through a private placement exempt from the registration requirements of the Securities Act.

The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantors (the “Guarantees”).  The Exchange Notes are to be issued pursuant to the Indenture

Hong Kong     London     Los Angeles     Munich     New York     Palo Alto     San Francisco     Shanghai     Washington, D.C.

(the “Base Indenture”), dated as of February 2, 2006, among the Issuer and Law Debenture Trust Company of New York, as trustee (the “Trustee”), as supplemented by the Forty-Second Supplemental Indenture, dated as of January 26, 2011, among the Issuer, the Guarantors party thereto, certain other guarantors named therein and the Trustee (the “Forty-Second Supplemental Indenture”), and the Forty-Ninth Supplemental Indenture, dated as of May 20, 2011, among the Issuer, the Guarantors and the Trustee (the “Forty-Ninth Supplemental Indenture” and together with the Forty-Second Supplemental Indenture and the Base Indenture, the “Indenture”).

In connection with issuing this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) resolutions of the Registrants with respect to the issuance of the Exchange Notes and the Guarantees, (ii) organizational documents of the Registrants, (iii) the Indenture and (iv) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto (other than the Registrants) and the due authorization, execution and delivery of all documents by the parties thereto (other than the Registrants). As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) or (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes and the Guarantees have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to holders of the Old Notes in exchange for the Old Notes and the guarantees related thereto, the Exchange Notes will be validly issued and binding obligations of the Issuers and the Guarantees will be validly issued and binding obligations of the Guarantors.

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We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Our advice on every legal issue addressed in this letter is based exclusively on the law of the States of California, Delaware and New York or the federal law of the United States. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. For purposes of our opinion that the Exchange Notes will be binding obligations of the Issuer and the Guarantees will be binding obligations of the Guarantors, we have, without conducting any research or investigation with respect thereto, relied on the opinions of (i) Andrews Kurth LLP, with respect to the Texas Guarantors and (ii) Leonard, Street and Deinard, with respect to the Minnesota Guarantor for certain other matters under the laws of their respective states of organization. We have made no investigation of, and do not express or imply an opinion on, the laws of such states. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. We are not qualified to practice law in the State of Delaware and our opinions herein regarding Delaware law are limited solely to our review of provisions of the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing) which we consider normally applicable to transactions of this type, without our having made any special investigation as to the applicability of another statute, law, rule or regulation. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion after the date of effectiveness of the Registration Statement should the present laws of the States of California, Delaware or New York be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

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Exhibit A

Delaware Entities

Arthur Kill Power LLC
Astoria Gas Turbine Power LLC
Cabrillo Power I LLC
Cabrillo Power II LLC
Carbon Management Solutions LLC
Clean Edge Energy LLC
Conemaugh Power LLC
Connecticut Jet Power LLC
Cottonwood Development LLC
Cottonwood Energy Company LP
Cottonwood Generating Partners I LLC
Cottonwood Generating Partners II LLC
Cottonwood Generating Partners III LLC
Cottonwood Technology Partners LP
Devon Power LLC
Dunkirk Power LLC
El Segundo Power, LLC
El Segundo Power II LLC
GCP Funding Company, LLC
Green Mountain Energy Company
Huntley Power LLC
Indian River Operations Inc.
Indian River Power LLC
Keystone Power LLC
Louisiana Generating LLC
Meriden Gas Turbines LLC
Middletown Power LLC
Montville Power LLC
NEO Freehold-Gen LLC
NEO Power Services Inc.
New Genco GP, LLC
Norwalk Power LLC
NRG Affiliate Services Inc.
NRG Artesian Energy LLC
NRG Arthur Kill Operations Inc.
NRG Astoria Gas Turbine Operations Inc.
NRG Bayou Cove LLC
NRG Cabrillo Power Operations Inc.
NRG California Peaker Operations LLC
NRG Cedar Bayou Development Company, LLC
NRG Connecticut Affiliate Services Inc.

NRG Construction LLC
NRG Development Company Inc.
NRG Devon Operations Inc.
NRG Dunkirk Operations Inc.
NRG El Segundo Operations Inc.
NRG Energy Labor Services LLC
NRG Energy Services Group LLC
NRG Energy Services LLC
NRG Generation Holdings Inc.
NRG Huntley Operations Inc.
NRG Ilion Limited Partnership
NRG Ilion LP LLC
NRG International LLC
NRG Maintenance Services LLC
NRG Mextrans Inc.
NRG MidAtlantic Affiliate Services Inc.
NRG Middletown Operations Inc.
NRG Montville Operations Inc.
NRG New Jersey Energy Sales LLC
NRG New Roads Holdings LLC
NRG North Central Operations Inc.
NRG Northeast Affiliate Services Inc.
NRG Norwalk Harbor Operations Inc.
NRG Operating Services, Inc.
NRG Oswego Harbor Power Operations Inc.
NRG PacGen Inc.
NRG Power Marketing LLC
NRG Retail LLC
NRG Rockford Acquisition LLC
NRG Saguaro Operations Inc.
NRG Services Corporation
NRG SimplySmart Solutions LLC
NRG South Central Affiliate Services Inc.
NRG South Central Generating LLC
NRG South Central Operations Inc.
NRG Texas C&I Supply LLC
NRG Texas Holding Inc.
NRG Texas LLC
NRG Texas Power LLC
NRG West Coast LLC
NRG Western Affiliate Services Inc.
O’Brien Cogeneration, Inc. II
Oswego Harbor Power LLC

Pennywise Power LLC
RE Retail Receivable LLC
Reliant Energy Northeast LLC
Reliant Energy Power Supply LLC
Reliant Energy Retail Holdings LLC
Reliant Energy Retail Services LLC
Reliant Energy Texas Retail LLC
RERH Holdings LLC
Saguaro Power LLC
Somerset Operations Inc.
Somerset Power LLC
Texas Genco Financing Corp.
Texas Genco LP, LLC
Texas Genco Operating Services LLC
Vienna Operations Inc.
Vienna Power LLC
WCP (Generation Holdings) LLC
West Coast Power LLC

Exhibit B

California Entity

Eastern Sierra Energy Company

Exhibit C

Texas Entities

Elbow Creek Wind Project LLC

Langford Wind Power, LLC

NRG South Texas LP

Texas Genco GP, LLC

Texas Genco Holdings, Inc.

Texas Genco Services, LP

Exhibit D

Minnesota Entity

NEO Corporation

Exhibit E

Oregon Entity

ONSITE Energy, Inc.

Exhibit F

Vermont Entity

Energy Protection Insurance Company